UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 6, 2024

Date of Report (Date of earliest event reported)

PETVIVO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-40715	99-0363559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5251 Edina Industrial Blvd. Edina, Minnesota	55349
(Address of principal executive offices)	(Zip Code)

(952) 405-6216

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered*
Common Stock	PETV*	*
Warrants	PETVW*	*

*On September 6, 2024, The Nasdaq Stock Market (“Nasdaq”) filed a Form 25 with the Securities and Exchange Commission to delist the Common Stock and Warrants of PetVivo Holdings, Inc. (the “Company”). The delisting will be effective 10 days after the Form 25 is filed. The Company’s Common Stock and Warrants will continue to trade on the OTCQB® Venture Market (“OTCQB Market”) under the symbols “PETV” and “PETVW,” respectively. The Company’s Common Stock and Warrants have been traded on the OTCQB Market since July 29, 2024.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously disclosed, The Nasdaq Stock Market, LLC (“Nasdaq”) suspended trading in the common stock (“Common Stock”) and warrants (“Warrants”) of PetVivo Holdings, Inc. (the “Company”) on April 9, 2024, due to noncompliance with Nasdaq Listing Rule 5550(b). On September 6, 2024, Nasdaq filed a Form 25 Notification of Delisting with the Securities and Exchange Commission, to complete the delisting. The delisting will become effective ten days after the Form 25 is filed.

After the delisting, the Company’s Common Stock and Warrants will continue to trade on the OTCQB® Venture Market (“OTCQB Market”) under the trading symbols “PETV” and “PETVW,” respectively. The Company’s Common Stock and Warrants have been trading on the OTCQB Market since July 29, 2024.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized

PETVIVO HOLDINGS, INC.

Date: September 6, 2024	By:	/s/ John Lai
	Name:	John Lai
	Title:	Chief Executive Officer